Registration No. 333-14459
                                   Rule 424 (b)(2)

PRICING SUPPLEMENT No. 13 Dated May 23, 1997 (To Prospectus dated
November 18, 1996)

                    $3,000,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                  Medium Term Notes

          Due Nine Months or More from Date of Issue
                      ________________

Principal Amount:  $15,000,000

Price to Public:   100%      Proceeds to HFC:   99.919%

Issue Date: May 29, 1997     Stated Maturity: January 6, 2000

Redeemable On or After:  Not Applicable

Interest Rate:   6.70%

Interest Payment Dates: On the 15th of May and November of each year, commencing on November 15, 1997, and the Stated
     Maturity. If said day is not a Business Day, payments shall be made on the next succeeding Business Day.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Calculation Agent:  The Chase Manhattan Bank (National Association)

Agent:  Chase Securities, Inc.

Agent's Discount or Commission:  0.091%


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